UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

DIGITALGLOBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Dry Creek Drive, Suite 260

Longmont, Colorado 80503

(Address of principal executive offices, including zip code)

(303) 684-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 24, 2012, the National Geospatial-Intelligence Agency (the “NGA”) provided DigitalGlobe, Inc. (the “Company”) with a Modification (the “Modification”) to the EnhancedView contract dated August 6, 2010. The Modification exercises the option under the Service Level Agreement portion of the EnhancedView contract (the “EnhancedView SLA”) to extend the EnhancedView SLA for the period of September 1, 2012, through August 31, 2013. The NGA previously informed the Company on June 18, 2012 that it planned to exercise option year three of the EnhancedView contract.

The Company intends to apply for confidential treatment with respect to portions of the Modification and will file the Modification as an exhibit to its Form 10-Q for the quarter ended September 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITALGLOBE, INC.

Date: July 24, 2012	By:	/s/ DANIEL L. JABLONSKY
Daniel L. Jablonsky
Senior Vice President, General Counsel and Secretary